Exhibit 10.4
DISCOVERY COMMUNICATIONS LLC
SUPPLEMENTAL DEFERRED COMPENSATION PLAN
Effective as of October 1, 1999
Amended and Restated as of October 1, 2007

DISCOVERY COMMUNICATIONS LLC
SUPPLEMENTAL DEFERRED COMPENSATION PLAN
Amended and restated effective as of October 1, 2007
RECITALS
               This Discovery Communications LLC Supplemental Deferred Compensation Plan (the “Plan”) was adopted by Discovery Communications LLC (the “Employer”) for certain of its management employees. The purpose of the Plan is to offer those employees deferred compensation benefits taxable under Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”) and to supplement such employees’ retirement benefits under the Employer’s tax-qualified retirement plan and other retirement programs. The Plan is intended to be a “top-hat plan” (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
               The Employer has previously amended and restated the Plan, and desires to further amend and restate Plan to provide for changes relating to compliance with Section 409A of the Code (as defined below) and the regulations thereunder. Accordingly, the Plan is hereby restated as follows.
ARTICLE I
DEFINITIONS
               The following terms, as used herein, unless a different meaning is implied by the context, have the following meaning:
     1.1 ACCOUNT means the balance credited to a Participant’s Plan account, including amounts credited under the Base Compensation Deferral Account, the Incentive Compensation Deferral Account, the EIP Transfer Account, the DAP Transfer Account, the Employer Contribution Credit Account (but excluding any benefits referred to in Section 3.5) and the Five Year Vesting Account. Said Account shall be determined as of the date of reference.
     1.2 BASE COMPENSATION means “compensation” as defined in the Qualifed Plan, determined without regard to the limitation on the amount of compensation that may be recognized under the Qualified Plan due to the application of Code Section 401(a)(17), but not in excess of five hundred and fifty thousand dollars ($550,000).
     1.3 BENEFICIARY means any person or persons so designated in accordance with the provisions of Article VII.
     1.4 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

     1.5 COMPENSATION means the total of Base Compensation and Incentive Compensation, as such terms are defined herein.
     1.6 COMPENSATION DEFERRAL ACCOUNTS is defined in Section 3.3.
     1.7 COMPENSATION DEFERRALS is defined in Section 3.2.
     1.8 DAP means the Discovery Appreciation Plan.
     1.9 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section 4.4 shall become effective. The Employer has determined that the Designation Dates in any Plan Year include each day of the Plan Year upon which investment directions may be acted.
     1.10 DISABILITY means a condition under which a Participant (1) is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (2) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health policy covering employees of Employer, as defined pursuant to Section 409A of the Code.
     1.11 EFFECTIVE DATE means the effective date of the Plan, which was October 1, 1999.
     1.12 ELIGIBLE EMPLOYEE means any person employed by the Employer who the Retirement Plan Committee determines (in its sole discretion) is a member of a select group of management or highly compensated employees of the Employer (within the meaning of ERISA).
          By each December 1, the Employer shall notify those individuals, if any, who will be Eligible Employees for the next Plan Year. If the Employer determines that an individual first becomes an Eligible Employee during a Plan Year, the Employer shall notify such individual of its determination and of the date during the Plan Year on which the individual shall first become an Eligible Employee.
     1.13 EMPLOYER means Discovery Communications LLC and its successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of Discovery Communications LLC or its successors or assigns, assumes the Employer’s obligations hereunder, or any other corporation or business organization which agrees, with the consent of Discovery Communications LLC, to become a party to the Plan.
     1.14 EMPLOYER CONTRIBUTION CREDIT ACCOUNT is defined in Section 3.1.

     1.15 EMPLOYER CONTRIBUTION CREDITS is defined in Section 3.1.
     1.16 INCENTIVE COMPENSATION means a Participant’s bonuses, commissions, incentive compensation and such other amounts as may be reflected on the Participant’s Form W-2, but not included in Base Compensation. Notwithstanding the foregoing, Incentive Compensation shall not include payments from the DAP.
     1.17 LONG-TERM INCENTIVE PLAN TRANSFER ACCOUNT is defined in Section 3.5.
     1.18 PARTICIPANT means any Eligible Employee designated as a Participant in accordance with the provisions of Article II, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan and solely with respect to the Five Year Vesting Account, any employee designated as a Participant in respect of receiving a contribution to the Five Year Vesting Account; provided, however, that any such employee is not otherwise entitled to participate in the Plan with respect to other contributions, except as permitted under Article II.
     1.19 PARTICIPANT ENROLLMENT AND ELECTION FORM means the form (or forms) on which a Participant agrees to make a salary reduction contribution election under the Qualified Plan, on which a Participant elects to defer Compensation hereunder, on which the Participant makes an election concerning the manner of payment of his or her Account, and on which the Participant makes certain other designations as required thereon.
     1.20 PLAN means this Discovery Communications LLC Supplemental Deferred Compensation Plan, as amended from time to time.
     1.21 PLAN YEAR means the twelve (12) month period ending on the December 31 of each year during which the Plan is in effect. Notwithstanding the preceding, the period beginning October 1, 1999 and ending December 31, 1999 was deemed a short Plan Year.
     1.22 QUALIFIED PLAN means the Discovery Communications LLC Retirement Savings Plan, as amended from time to time.
     1.23 SEPARATION FROM SERVICE means the cessation of a Participant’s services within the meaning of Treas. Reg. §1.409A-1(h).
     1.24 TRUST means the trust fund, if any, established pursuant to the Plan.
     1.25 TRUSTEE means the trustee named in the agreement establishing the Trust and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.
     1.26 UNFORESEEABLE EMERGENCY means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Code Section 152(a), as the same may be amended from time to time), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.
     1.27 VALUATION DATE means the last day of each Plan Year or such other date the Employer, in its sole discretion, designates as a Valuation Date.
ARTICLE II
ELIGIBILITY AND PARTICIPATION
     2.1 REQUIREMENTS. An Eligible Employee shall become a Participant by filing a Participant Enrollment and Election Form with the Employer prior to the beginning of the Plan Year and agreeing to make Compensation Deferrals into the Plan. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin. Notwithstanding the foregoing, with respect to an employee who first becomes eligible to participate in the Plan during a Plan Year, a Participant Enrollment and Election Form must be filed with the Employer within thirty (30) calendar days after the date the employee first becomes eligible to participate in the Plan.
          Participation in the Plan is voluntary. In order to participate in the Plan an Eligible Employee must make an irrevocable written application in such manner as may be required by Section 3.2.
     2.2 RE-EMPLOYMENT. If a Participant whose employment with the Employer is terminated is subsequently re-employed with the Employer, he or she may become a Participant in accordance with the provisions of Section 2.1.
     2.3 CHANGE OF EMPLOYMENT CATEGORY. During any period in which a Participant remains in the employ of the Employer, but ceases to be an Eligible Employee, he or she shall not be eligible to make Compensation Deferrals or to be credited with Employer Contribution Credits hereunder.
ARTICLE III
CONTRIBUTIONS AND CREDITS
     3.1 EMPLOYER CONTRIBUTION CREDITS. There shall be established and maintained a separate Employer Contribution Credit Account in the name of each Participant. Such Account shall be credited or debited, as applicable, with (a) amounts equal to the Employer’s Contribution Credits credited to that Account; and (b) amounts equal to any deemed earnings and losses (to the extent realized, based upon deemed fair market value of the Account’s deemed assets as determined by the Employer, in its discretion) allocated to that Account; and (c) expenses and/or taxes charged to that Account.
          The Employer’s Contribution Credits credited to a Participant’s Employer Contribution Credit Account for a Plan Year shall equal the sum of (a) and (b) below:

          (a) the excess of (i) the sum of the matching contributions that would have been made by the Employer under the Qualified Plan on behalf of the Participant for the Plan Year, but calculated based on his Base Compensation as defined hereunder, over (ii) the sum of the matching contributions actually made by the Employer to the Qualified Plan on behalf of the Participant for the Plan Year; and
          (b) additional amounts, if any, that the Employer, in its sole discretion, contributes to the Participant’s Employer Contribution Credit Account.
          (c) A Participant shall at all times be one hundred percent (100%) vested in amounts credited to his or her Employer Contribution Credit Account.
     3.2 PARTICIPANT ELECTIVE COMPENSATION DEFERRALS. In accordance with rules established by the Employer, a Participant may elect to defer Compensation which is due to be earned and which would otherwise be paid to the Participant, in any fixed percentage designated by the Participant; provided, however, that such deferral may not exceed fifty percent (50%) of Compensation. A Participant must make a separate election to defer Base Compensation (“Base Compensation Deferrals”) and Incentive Compensation (“Incentive Compensation Deferrals”). Amounts so deferred will be considered collectively as a Participant’s “Compensation Deferrals.” A Participant shall make such elections with respect to a coming twelve (12) month Plan Year during a period designated by the Employer prior to the Plan Year (the “annual enrollment period”) or, if an employee is not eligible to participate at such time, no later than thirty (30) calendar days after the date the employee is first eligible to participate in the Plan.
          A Participant may not cancel his or her Base Compensation Deferral election or his or her Incentive Compensation Deferral election unless so required under the Qualified Plan in order for the Participant to obtain a hardship withdrawal from the Qualified Plan or upon the occurrence of an Unforeseeable Emergency. After the lifting of a period of suspension from the Plan, the Participant shall be treated as a newly Eligible Employee.
          Unless so canceled, a Base Compensation Deferral deduction election and an Incentive Compensation Deferral deduction election shall both continue in force for the remainder of the Plan Year. Compensation Deferrals shall be deducted by the Employer from the appropriate pay of a deferring Participant and shall be credited to the Account of the deferring Participant.
     3.3 COMPENSATION DEFERRAL ACCOUNTS. There shall be established and maintained by the Employer a separate Base Compensation Deferral Account and a separate Incentive Compensation Deferral Account in the name of each Participant, to which shall be credited or debited, as applicable: (a) amounts equal to the Participant’s Compensation Deferrals under Section 3.2; (b) amounts equal to any deemed earnings and losses (to the extent realized, based upon deemed fair market value of the Accounts’ deemed assets as determined by the Employer in its discretion) attributable or allocable thereto; and (c) expenses and/or taxes charged to those Accounts.

          A Participant shall at all times be one hundred percent (100%) vested in amounts credited to both his or her Base Compensation Deferral Account and his or her Incentive Compensation Deferral Account.
     3.4 PARTICIPANT SEVERANCE DEFERRALS. In accordance with rules established by the Employer, a Participant may elect to defer any severance payment to which the Participant may become entitled (in twenty-five percent (25%) increments) for Separation from Service on or prior to December 31, 2007 by irrevocably electing, upon the later of the 2005 election period or the Participant’s initial enrollment in the Plan prior to 2007 to have such payments made in installment form (in the manner provided in Section 6.2) rather than as a lump sum.
          Notwithstanding anything herein to the contrary, except for the deferral opportunity described in this Section 3.4 with respect to Separations from Service on or prior to December 31, 2007, the Participant’s severance benefits shall be governed by the Employer plan or plans, or the Employer policy or policies, which provide for severance benefits, and not by the Plan.
          Notwithstanding anything elsewhere to the contrary, no deferral elections pursuant to this Plan shall be effective with respect to severance payments, if any, payable to Participants with respect to Separations from Service on or after January 1, 2008.
     3.5 LONG-TERM INCENTIVE PLAN TRANSFER ACCOUNTS. There shall be established and maintained by the Employer a separate Long-term Incentive Plan Transfer Account in the name of each Participant on whose behalf is transferred, in accordance with the provisions of this Section, vested benefits under the DAP. Such transfers, and the amounts transferred, shall be subject to the following provisions:
          (a) Eligible Employees and Participants who are actively employed by the Employer may request no later than the December 31st of the calendar year preceding the calendar year in which the DAP award is made the Committee (as that term is defined in the DAP) to effect a transfer of all or a portion of such Participant’s DAP award to this Plan on the date such award would otherwise be payable under the DAP under certain circumstances described in the DAP and in accordance with Section 409A. Such request shall be made on such forms and at such times as the Employer may prescribe in accordance with Section 409A. If such request is approved, the amount of the transferable benefit shall be determined under the DAP, in accordance with the provisions, terms and conditions of the DAP, and the Participant’s vested benefit under the DAP shall be reduced by an amount equal to the amount of the transfer.
          (b) The Long-Term Incentive Plan Transfer Account shall be credited or debited, as applicable with: (a) amounts transferred from the DAP in accordance with this Section; (b) amounts equal to any deemed earnings and losses (to the extent realized, based upon deemed fair market value of the Account’s deemed assets as determined by the Employer in its discretion) attributable or allocable thereto; and (c) expenses and/or taxes charged to that Account.

          (c) A Participant shall at all times be one hundred percent (100%) vested in amounts credited to his or her Long-Term Incentive Plan Transfer Account. Notwithstanding the foregoing, to the extent all or any portion of a DAP award which was to be transferred to this Plan is forfeited under the terms of the DAP, no such award shall be transferred or payable under this Plan.
     3.6 FIVE YEAR VESTING ACCOUNT. There shall be established and maintained by the Employer a separate Five Year Vesting Account in the name of any designated Participant, to which shall be credited or debited, as applicable: (a) amounts contributed to the Five Year Vesting Account by the Employer on behalf of any such Participant; (b) amounts equal to any deemed earnings or losses (to the extent realized, based upon deemed fair market value of the Five Year Vesting Account’s deemed assets as determined by the Employer in its discretion) attributable or allocable thereto; and (c) expenses and/or taxes charged to the Five Year Vesting Account.
          Amounts contributed to the Five Year Vesting Account of a Participant, together with earnings thereon, shall vest in five equal annual installments on the first, second, third, fourth, and fifth anniversaries of the dates such amounts are deemed contributed to the Plan (or such other date as the Employer may designate in writing), subject to the continuous employment of any such Participant by the Employer through a relevant vesting date.
          Upon any termination of employment of a Participant (notwithstanding the basis therefor), any amounts contributed to the Five Year Vesting Account that have not vested as of the date of such termination, together with any earnings thereon, shall be forfeited. Upon a termination of a Participant’s employment for “Cause” (as defined in an employment agreement between the Company and such Participant, or if there is no such agreement, “cause” in accordance with the Company’s policies) or upon a Participant’s violation of such Participant’s employment agreement with the Company, all amounts contributed to the Five Year Vesting Account, and any earnings thereon, shall be forfeited.
ARTICLE IV
ALLOCATION OF FUNDS
     4.1 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. Pursuant to Section 4.4, each Participant shall have the right to direct the Employer as to how amounts in his or her Plan Account shall be deemed to be invested in the deemed investment options made available under the Plan. Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, prior to the date on which a direction will become effective, the Participant shall have the right to direct the Employer as to how amounts in his or her Account shall be deemed to be invested. The Employer shall direct the Trustee to invest the account maintained in the Trust on behalf of the Participant pursuant to the deemed investment directions the Employer properly has received from the Participant.

          The value of the Participant’s Account shall be equal to the value of the account maintained under the Trust on behalf of the Participant. As of each Valuation Date of the Trust, the Participant’s Account will be credited or debited to reflect the Participant’s deemed investments of the Trust. The Participant’s Plan Account will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments, as follows. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Trustee), of each deemed investment option within the Account since the preceding Valuation Date shall be allocated among all Participants’ Accounts deemed to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is deemed to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts deemed to be invested within that investment option.
     4.2 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution hereunder, the distribution made hereunder to a Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant’s Account. Such amounts shall be charged on a pro rata basis against the investment options in which the Participant’s Account is deemed to be invested.
     4.3 SEPARATE BOOKKEEPING ACCOUNTS. A separate bookkeeping account under the Plan shall be established and maintained by the Employer to reflect the Account for each Participant, with bookkeeping sub-accounts to show separately the Participant’s Base Compensation Deferral Account, Incentive Compensation Deferral Account, Long-Term Incentive Plan Transfer Account, and the Participant’s Employer Contribution Credit Account and Five Year Vesting Account, if any. Each sub-account will separately account for the credits and debits described in Article III.
     4.4 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, prior to and effective for each Designation Date, each Participant may communicate to the Employer a direction (in accordance with (a), below) as to how his or her Plan Accounts should be deemed to be invested among such categories of deemed investments as may be made available by the Employer hereunder. Such direction shall designate the percentage (in any whole percent multiples) of each portion of the Participant’s Plan Accounts which is requested to be deemed to be invested in such categories of deemed investments, and shall be subject to the following rules:
          (a) Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Employer, and/or, as required or permitted by the Employer, shall be by oral designation and/or electronic transmission designation. A designation shall be effective as of the Designation Date next following the date the direction is received and accepted by the Employer on which it would be reasonably practicable for the Employer to effect the designation.

          (b) All amounts credited to the Participant’s Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the Designation Date with respect to any new deemed investment direction, all or a portion of the Participant’s Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely as provided in the Participant’s most recent Participant Enrollment and Election Form, or other form specified by the Employer.
          (c) If the Employer receives an initial or revised deemed investment direction which it deems to be incomplete, unclear or improper, the Participant’s investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Employer provides for, and permits the application of, corrective action prior thereto.
          (d) If the Employer possesses (or is deemed to possess as provided in (c), above) at any time directions as to the deemed investment of less than all of a Participant’s Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in a money market, fixed income or similar fund made available under the Plan as determined by the Employer in its discretion.
          (e) Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Employer and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant’s Account hereunder.
          (f) Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.
     4.5 PAYMENT OF TAXES AND EXPENSES. Expenses, including Trustee fees, associated with the administration or operation of the Plan shall be paid by the Employer, unless, in the discretion of the Employer, the Employer elects to charge such expenses against the appropriate Participant’s Account or Participants’ Accounts. Any taxes (or net operating loss reductions) allocable to an Account (or portion thereof) maintained under the Plan which arise prior to the complete distribution of the Account, shall be absorbed by the Employer, unless, in the discretion of the Employer, the Employer elects to charge such taxes against the appropriate Participant’s Account or Participants’ Accounts.
     4.6 FORFEITURES. Amounts forfeited by the Participants in the Plan shall immediately be allocated to a forfeiture account. Amounts allocated to the forfeiture account, and adjusted by any earnings or losses thereon, shall be used to offset the amount of future contributions or as otherwise directed by the Employer.

ARTICLE V
ENTITLEMENT TO BENEFITS
     5.1 TERMINATION OF EMPLOYMENT/SEPARATION FROM SERVICE. Upon the Participant’s Separation from Service with the Employer for any reason, the Participant’s Account at the date of such termination shall be valued and payable at or commencing at such date of Separation from Service according to the provisions of Article VI, except as provided in Section 3.5.
     5.2 RE-EMPLOYMENT OF RECIPIENT. If a Participant receiving installment distributions pursuant to Section 6.2 is re-employed by the Employer as an employee, the remaining distributions due to the Participant shall continue to be paid in accordance with the election or instruction applicable to such distribution. In order for such re-employed employee to become a Participant under the Plan again, all of the terms and conditions of the Plan, including Section 2.1 hereof, must first be satisfied. In such event, a new Account will be established for amounts deferred in connection with such re-employment.
     5.3 DEATH, DISABILITY OR UNFORESEEABLE EMERGENCY. In the event of a Participant’s death or Disability, or Unforeseeable Emergency with respect to a Participant, payment shall or may be made in accordance with the provisions of Article VI hereof.
ARTICLE VI
DISTRIBUTION OF BENEFITS
     6.1 AMOUNT. A Participant (or his or her Beneficiary) shall become entitled to receive upon the Participant’s Separation from Service, a distribution in an aggregate amount equal to the Participant’s Account. Any payment due hereunder will be paid by the Employer from its general assets or from the Trust, if any.
     6.2 METHOD OF PAYMENT.
          (a) Medium of Payments. All payments under the Plan shall be made in cash or in a cash equivalent.
          (b) Timing and Manner of Payment. (i) In the case of distributions to a Participant or his or her Beneficiary by virtue of an entitlement pursuant to Section 5.1, an aggregate amount equal to the Participant’s Account will be paid by the Employer or the Trust, as provided by Section 6.1, in a lump sum or in substantially equal monthly installments (adjusted for gains, losses and expenses) over a period of sixty (60) months or one hundred twenty (120) months, subject to clause (ii), as previously elected by the Participant. If a Participant fails to designate properly the manner of payment of the Participant’s benefit under the Plan, such payment will be in a lump sum. Such designation shall be made by the Participant on his or her Participant Enrollment and Election Form in accordance with this Plan.
               (ii) The preceding notwithstanding, if the payment hereunder by the Employer is to be in installments, (A) the initial installment shall be no less than twenty-five thousand dollars ($25,000) (or, if less, the balance of the Participant’s Account) and each subsequent installment shall be no less than one thousand dollars ($1,000) (or, if less, the balance of the Participant’s

Account), and (B) the total to be so paid shall continue to be deemed to be invested pursuant to Sections 4.1 and 4.4 under such procedures as the Employer may establish, in which case any deemed income, gain, loss or expense attributable thereto (as determined by the Employer, in its discretion) shall be reflected in the installment payments.
               (iii) If an installment method of payment is elected by the Participant, or his or her Beneficiary, such Participant, or Beneficiary, may further elect to have the installment payments paid in the form of a check payable to the Participant, or Beneficiary, or as a direct deposit into his or her United States bank account. Unless the Participant, or Beneficiary, specifically elects to receive payment via direct deposit and has completed all required forms to initiate such direct deposits, the installment payments will be made in the form of a check payable to the Participant, or Beneficiary. Such election relative to the form of future installment payments may be made at any time, provided the election form and any additional required forms are completed by the Participant, or Beneficiary, and returned to the Employer at least thirty (30) days prior to the date of the next installment payment.
               (iv) Payments hereunder shall be made, or shall commence (in case of installments), no later than sixty (60) days following the Participant’s Separation from Service, subject to Section 11.5 hereof, if applicable.
               (v) Notwithstanding anything in this Section to the contrary, payments from a Participant’s Long-Term Incentive Plan Transfer Account shall be made in a single lump sum.
               (vi) A Participant may elect to change the form of payment hereunder as set forth in an existing Participant Enrollment and Election Form, but such a change must include the lengthening of the deferral period by no less than five years from the original payment date (as in effect before such change). Such election must be filed with the Employer at least 12 months prior to the date of the first scheduled payment and shall not be effective for a period of 12 months. Under no circumstances may a Participant’s Enrollment and Election Form be retroactively entered into, modified or revoked.
     6.3 DEATH BENEFITS. If a Participant dies before terminating his or her employment with the Employer and before the commencement of payments to the Participant hereunder, the entire value of the Participant’s Account shall be paid, as provided in Section 6.2, to the person or persons designated in accordance with Section 7.1.
          Upon the death of a Participant after payments hereunder have begun but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with Section 7.1, in the manner in which such benefits were payable to the Participant, unless the Employer elects a more rapid form of distribution.

     6.4 DISABILITY. In the event of a Participant’s Disability, the entire value of the Participant’s Account shall be paid as provided in Section 6.2.
     6.5 UNFORESEEABLE EMERGENCY. In the event of an Unforeseeable Emergency, a Participant may request and the Employer may make an accelerated payout of that portion of such Participant’s Account that is not more than the amount necessary to satisfy the emergency and pay taxes reasonably anticipated as a result of the payout, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or by liquidation of the Participant’s other assets to the extent liquidation would not itself cause severe financial hardship.

ARTICLE VII
BENEFICIARIES; PARTICIPANT DATA
     7.1 DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant’s death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in the form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant’s lifetime.
          In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant’s legal spouse, if then living, but otherwise to the Participant’s estate.
     7.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer’s records, shall be binding on the Participant or Beneficiary for all purposes of the Plan. Neither the Trustee nor the Employer shall be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Employer, the Employer may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Employer determines. If the location of none of the foregoing persons can be determined, the Employer shall have the right to direct that the amount payable shall be deemed to be a forfeiture and paid to the Employer, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Trustee nor the Employer shall be liable to any person for any payment made in accordance with such law.
ARTICLE VIII
ADMINISTRATION AND RECORDKEEPING
     8.1 ADMINISTRATIVE AND RECORDKEEPING AUTHORITY. Except as otherwise specifically provided herein, the Employer shall have the sole responsibility for and the sole control of the operation, administration and recordkeeping of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

          (a) Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions, in the Plan.
          (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.
          (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.
          (d) Subject to Section 9.1, make determinations concerning the crediting and distribution of Participants’ benefits.
     8.2 LITIGATION. In any action or judicial proceeding affecting the Plan, it shall be necessary to join as a party only the Employer. Except as may be otherwise required by law, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.
     8.3 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a “Claimant”) shall present the claim, in writing, to the Employer and the Employer shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:
          (a) The specific reason or reasons for denial, with specific references to the Plan provisions on which the denial is based;
          (b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and
          (c) An explanation of the Plan’s claims review procedure.
          The written notice denying or granting the Claimant’s claim shall be provided to the Claimant within ninety (90) days after the Employer’s receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Employer to the Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Employer expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.
          Any Claimant whose claim is denied, or deemed to be denied under the preceding sentence (or such Claimant’s authorized representative), may, within sixty (60) days after the Claimant’s receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Employer. Upon such a request for review, the claim shall be reviewed by the Employer (or its designated representative) which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.
          The decision on review normally shall be made within sixty (60) days of the Employer’s receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Employer, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.
ARTICLE IX
AMENDMENT
     9.1 RIGHT TO AMEND. The Employer, by action of its Board of Directors, shall have the right to amend the Plan at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive any Participant or Beneficiary of a right accrued hereunder prior to the date of the amendment, and provided further that the Employer may, with prospective or retroactive effect, amend or suspend the Plan or any portion thereof at any time for the purpose of rendering the Plan consistent with applicable law.
     9.2 AMENDMENT TO ENSURE PROPER CHARACTERIZATION OF THE PLAN. Notwithstanding the provisions of Section 9.1, the Plan may be amended at any time, retroactively if required, if found necessary, in the opinion of the Employer, in order to ensure that the Plan is characterized as a non-tax-qualified “top hat” plan of deferred compensation maintained for a select group of management or highly compensated employees, as described under ERISA Sections 201(2), 301(a)(3) and 401(a)(1) and to conform the Plan and the Trust to the provisions and requirements of any applicable law (including ERISA and the Code).
ARTICLE X
TERMINATION
     10.1 EMPLOYER’S RIGHT TO TERMINATE PLAN. The Employer reserves the right, at any time, to terminate the Plan and/or its obligation to make further credits to Plan Accounts by action of its Board of Directors; provided, however, that no such termination shall deprive any Participant or Beneficiary of a right accrued hereunder prior to the date of termination. In the event of such termination of the Plan, the

Participant’s Plan account(s) shall continue to be credited or debited with deemed earnings or losses in accordance with the Participant’s deemed investment elections pursuant to Article IV hereof, until distributed in accordance with the terms of the Plan or earlier to the extent permitted under Code Section 409A, including, without limitation, Treas. Reg. §1.409A-3(j)(4)(ix).
     10.2 AUTOMATIC TERMINATION OF PLAN. The Plan shall terminate automatically upon the dissolution of the Employer or upon a Change in Control of the Employer (as such term is defined in Section 409A(a)(2)(A)(v) of the Code and the regulations and other guidance issued thereunder) in the event any successor to the Employer did not specifically adopt and agree to continue the Plan; provided, however, that no such termination shall deprive any Participant or Beneficiary of a right accrued hereunder prior to the date of termination and provided further that, upon termination pursuant to this Section 10.2, if compliant with applicable law including Code Section 409A and the regulations thereunder, each Participant shall become fully and immediately vested in his or her Plan account(s) and the full amount of each Participant’s Plan account(s) shall become immediately distributable to him or her.
     10.3 SUCCESSOR TO EMPLOYER. Any corporation or other business organization which is a successor to the Employer by reason of a consolidation, merger or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity’s board of directors or other appropriate governing body. If, within thirty (30) days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party hereto, as above provided, the Plan shall be terminated only in accordance with this Article X.
ARTICLE XI
MISCELLANEOUS
     11.1 LIMITATIONS ON LIABILITY OF EMPLOYER. Neither the establishment of the Plan nor any modification hereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan, shall be construed as giving to any Participant or any other person any legal or equitable right against the Employer or any officer or employee thereof, except as provided by law or by any Plan provision. The Employer does not in any way guarantee any Participant’s Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Employer, or any successor, employee, officer, director or stockholder of the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.
     11.2 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein. For all purposes of the Plan, where the context permits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of Maryland shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give a Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.
               The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded plan of deferred compensation, and no provision of this Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of any general unsecured creditor of the Employer.
          11.3 SPENDTHRIFT PROVISION. No amount payable to a Participant or any Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit hereunder be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, (a) the withholding of taxes from Plan benefit payments, (b) the recovery under the Plan of overpayments of benefits previously made to a Participant or any Beneficiary, (c) if applicable, the transfer of benefit rights from the Plan to another plan, or (d) the direct deposit of Plan benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.
               In the event that a Participant’s or any Beneficiary’s benefits hereunder are garnished or attached by order of any court, the Employer may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to a Participant’s or Beneficiary’s Account or, if the Employer prefers, paid into the court as they become payable, to be distributed by the court to the recipient as it deems proper at the close of said action.
     11.4 Section 409A. The benefits under this Plan are intended to be provided in compliance with Section 409A of the Code and, accordingly, to the maximum extent permitted, this Plan shall be interpreted to be in compliance therewith. Notwithstanding any provision of the Plan, to the extent that any distribution or Account would be subject to Section 409A of the Code, no such distribution or Account may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code. To the extent that the Employer determines that the Plan or any distribution or Account under it is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan, the Employer reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the distribution or Account in order to cause the same to either not be subject to Section 409A of the Code or to comply with the applicable provisions of Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor any of their employees or agents shall have any liability to any Participant or Beneficiary as a result of any tax, interest or penalty or other payments required to be paid or due, pursuant to or because of a violation of Section 409A of the Code.
     11.5 SPECIFIED EMPLOYEES. If the Participant is a specified employee as defined in, and pursuant to Treas. Reg. §1.409A-1(i) or any successor regulation, on the date of Separation from Service for any reason except the death of the Participant, any payment hereunder designated as being subject to this Section 11.5 shall be made to the Participant no earlier than (i) the date which is six months from the date of Separation from Service or (ii) the date of the Participant’s death (the “Delay Period”). If any payment or installment is delayed pursuant to the preceding sentence, all payments or installments due during the Delay Period will be paid to the Participant or his or her Beneficiary in a lump sum, on the first business day following the expiration of the six month period referred in the prior sentence or the date of the Participant’s death, as applicable.
ARTICLE XII
THE TRUST
     12.1 ESTABLISHMENT OF TRUST. The Employer may, but need not, establish the Trust with the Trustee pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Employer and the Trustee. The Trust is intended to be treated as a “grantor” trust under the Code and the establishment of the Trust is not intended to cause the Participant to realize current income on amounts contributed thereto nor to cause the Plan to be “funded” within the meaning of ERISA, and the Trust shall be so interpreted.
          IN WITNESS WHEREOF the Employer has caused this restated Plan to be executed this 22nd day of October, 2007

DISCOVERY
COMMUNICATIONS LLC

	By	/s/ Adria Alpert Romm

	Title	SEVP Human Resources

ATTEST:

/s/ Jennifer Johnson
Director - Benefits